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                                                                      EXHIBIT 12

                         BAY VIEW CAPITAL CORPORATION
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                           Six Month Ended
                                                                         6/30/00     6/30/99
                                                                        --------    --------
Earnings:
          Earnings before income tax expense                            $  3,247    $ 27,613
          Add:
          Interest on advances and other borrowings                       66,126      56,600
          Interest component of rental expense                             1,326         958
                                                                        --------    --------
          Earnings before fixed charges excluding
            interest on customer deposits                                 70,699      85,171
          Interest on customer deposits                                   81,121      67,077
                                                                        --------    --------
          Earnings before fixed charges                                 $151,820    $152,248
                                                                        ========    ========


Fixed Charges:
          Interest on advances and other borrowings                     $ 66,126    $ 56,600
          Interest component of rental expense                             1,326         958
                                                                        --------    --------
          Fixed charges excluding interest on
            customer deposits                                             67,452      57,558
          Interest on customer deposits                                   81,121      67,077
                                                                        --------    --------
          Total fixed charges                                           $148,573    $124,635
                                                                        ========    ========

Ratio of earnings to fixed charges including interest
  on customer deposits                                                      1.02        1.22

Ratio of earnings to fixed charges excluding interest
  on customer deposits                                                      1.05        1.48

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